Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” and to the use of our reports dated February 4, 2005 on the 2004 financial statements of the William Blair Funds (comprised of the Growth Fund, Tax-Managed Growth Fund, Large Cap Growth Fund, Small Cap Growth Fund, Small-Mid Cap Growth Fund, International Growth Fund, International Equity Fund, Value Discovery Fund, Income Fund, Ready Reserves Fund, Institutional International Growth Fund and Institutional International Equity Fund) in the Registration Statement (Form N-1A) and their incorporation by reference in the related Prospectuses and Statement of Additional Information, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 43 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-17463) and in this Amendment No. 42 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-5344).

/s/ ERNST & YOUNG LLP

Chicago, Illinois

April 27, 2005